As filed with the Securities and Exchange Commission on August 8, 1997

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               UNILAB CORPORATION
             (Exact name of Registrant as specified in its charter)

               Delaware                                95-4415490


       (State or jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)


                              18448 Oxnard Street
                            Tarzana, California 91356
                                 (818) 996-7300

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



              UNILAB CORPORATION 1997 DIRECTORS STOCK PURCHASE PLAN
                 UNILAB CORPORATION NON-QUALIFIED STOCK OPTIONS
                   UNILAB CORPORATION RESTRICTED COMMON STOCK

                           (Full Title of the Plans)

                               Mark L. Bibi, Esq.
                          Vice President, Secretary and
                                 General Counsel
                               Unilab Corporation
                              401 Hackensack Avenue
                                    9th Floor
                          Hackensack, New Jersey 07601
                                 (201) 525-1000
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
         Title of Securities            Amount to be    Proposed Maximum    Proposed Maximum         Amount of
           to be Registered              Registered      Offering Price    Aggregate Offering     Registration Fee
                                                          Per Share(1)          Price(1)
Common Stock, par value $.01 per        4,004,261(2)         $1.375       $5,505,859             $1668
   share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices per share of the Common Stock (such average being $1.375) as reported on The American Stock Exchange on August 4, 1997.

(2) Represents (i) 25,000 shares issuable upon the exercise of certain nonqualified options granted to an employee; (ii) 2,979,261 shares of restricted stock issued to certain employees, consultants and directors; and (iii) 1,000,000 shares issuable in connection with The Unilab Corporation 1997 Directors Stock Purchase Plan. This Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

                               UNILAB CORPORATION

                 FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION
                  OF INFORMATION REQUIRED BY PART I OF FORM S-3

     Form S-3 Item Number                        Location/Heading in Prospectus

1.   Forepart of Registration Statement and      Cover Page
     Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover         Available Information;
     Pages of Prospectus                         Incorporation of Certain
                                                 Information by Reference

3.   Summary Information, Risk Factors           Not Applicable
     and Ratio of Earnings to Fixed Charges

4.   Use of Proceeds                             Use of Proceeds

5.   Determination of Offering Price             Not Applicable

6.   Dilution                                    Not Applicable

7.   Selling Security Holders                    Selling Stockholders

8.   Plan of Distribution                        Plan of Distribution

9.   Description of Securities                   Not Applicable
     to be Registered

10.  Interests of Named Experts and Counsel      Experts; Legal Matters

11.  Material Changes                            Not Applicable

12.  Incorporation of Certain Information        Incorporation of Certain
     by Reference                                Information by Reference

13.  Disclosure of Commission Position on        Indemnification of Officers
     Indemnification for Securities Act          and Directors
     Liabilities

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Unilab Corporation (the "Registrant") pursuant to the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein:

     1. The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.

     2. The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997.

     3.   The Registrant's Current Report on Form 8-K, dated January 20, 1997.

     4. The description of the Registrant's common stock, par value $.01 per share (the "Unilab Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 19, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable, see Item 3(4) above.

Item 5.   Interests of Named Experts and Counsel.

     Mark L. Bibi, Vice President, Secretary and General Counsel of the Registrant, is named in the Reoffer Prospectus as having given an opinion upon the validity of the securities being registered. Mark L. Bibi has been the Vice President, Secretary and General Counsel of the Registrant for approximately 4 years and beneficially owns 212,250 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     The Amended and Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") of the Registrant provides for indemnification, to the fullest extent permitted by the provisions of the DGCL, of all persons whom it may indemnify pursuant thereto. The Certificate of Incorporation of the Registrant also provides that the indemnification provided by such section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the Amended and Restated By-laws of the Registrant, by agreement, vote of the stockholders or disinterested directors of the Registrant or otherwise.

     In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the fullest extent permitted by such Section 102(b)(7).

     The Registrant also maintains standard forms of officers' and directors' liability insurance policies.

Item 7.  Exemption from Registration Claimed.

     Exemption from registration for 2,979,261 shares of the Unilab Common Stock covered by the Reoffer Prospectus was claimed under Section 4(2) of the Securities Act. Such shares were issued to certain employees, consultants and directors of the Registrant as part of their individually negotiated compensation arrangements with the Registrant.

Item 8.   Exhibits.

     The following is a complete list of exhibits filed as a part of this registration statement:


Exhibit No.     Document

  4.01        Form of Unilab Corporation 1997 Directors Stock Purchase Plan.

  4.02 Form of Restricted Stock Agreement by and between the Registrant and Messrs. and Mesdames Brett, Bryan, Filer, Fischinger, Lanzolatta and Marquez.

  4.03 Form of Stock Option Agreement by and between the Registrant and Richard A. Michaelson.

  4.04 Restricted Stock Agreement, dated January 20, 1997, by and between the Registrant and Andrew H. Baker (Incorporated by reference to Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 1996, dated March 21, 1997).

  4.05 Amendment No. 1 to Restricted Stock Agreement, dated January 20, 1997, by and between the Registrant and Andrew H. Baker.

  4.06 Employment Agreement, dated January 20, 1997, by and between the Registrant and David C. Weavil (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on form 10-K for the year ended December 31, 1996, dated March 21, 1997).

  5.01 Opinion of Mark L. Bibi, Vice President, Secretary and General Counsel for the Registrant, regarding the legality of Common Stock being registered.

 23.01        Consent of Arthur Andersen LLP.

 23.02        Consent of Mark L. Bibi, Esq. (included in Exhibit 5.01 hereto).

 24.01 Powers of Attorney (included on the signature pages of this Registration Statement).

Item No. 9.    Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)    To include any prospectus required by Section 10(a)(3) of the 1933
Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

       (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REOFFER
PROSPECTUS

                               UNILAB CORPORATION

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                                3,004,261 SHARES

     This Reoffer Prospectus relates to the subsequent resale or offer for sale on The American Stock Exchange, or otherwise, of (i) 25,000 shares of voting common stock, par value $.01 per share ("Unilab Common Stock"), of Unilab Corporation, a Delaware corporation ("Unilab" or the "Company"), that may be acquired by an employee of the Company, who could be deemed to be an "affiliate" (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of Unilab, pursuant to the exercise of certain nonqualified options granted to such employee under a Nonqualified Stock Option Agreement (the "Option Shares") and (ii) 2,979,261 shares of restricted Unilab Common Stock (the "Restricted Shares") that have been granted by the Company to certain employees, consultants and directors of the Company as partial compensation for services rendered by such employees, consultants and directors (such persons referred to in clauses (i) and (ii) being the "Selling Stockholders"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act. The Company will not receive any proceeds from the offering of the Option Shares or the Restricted Shares. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby are being borne by Unilab, but all selling and other expenses, incurred by an individual Selling Stockholder will be borne by such Selling Stockholder.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person is authorized in connection with any offering made hereby to give any information or to make any representation, not contained in this Reoffer Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. The Reoffer Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation to such person. Neither the delivery of this Reoffer Prospectus nor any sale made hereby shall under any circumstance imply that the information contained herein is correct as of any date subsequent to the date hereof.




              The date of this Reoffer Prospectus is August 8, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities located at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company files electronically with the Commission. Unilab Common Stock is listed and traded on The American Stock Exchange. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of The American Stock Exchange located at 86 Trinity Place, New York, NY 10006.

     The Company has filed with the Commission a registration statement on Form S-8 (herein, together with all amendments, exhibits and schedules thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Reoffer Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. For further information, reference is hereby made to the Registration Statement and exhibits filed as a part thereof and otherwise incorporated therein and which may be inspected and copied in the manner and at the sources described above. Statements contained in this Reoffer Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                                   THE COMPANY

General

     Unilab primarily provides clinical laboratory testing services to physicians, managed-care organizations, hospitals and other health care providers. It provides clinical laboratory testing services through (i) three full-service central testing laboratories located in Tarzana (Los Angeles), San Jose and Sacramento, California, (ii) approximately 40 STAT ("short turnaround time") laboratories in California and (iii) approximately 217 patient service centers primarily located in California, with a handful in certain other states.

     Unilab was incorporated under the name MetCal Inc. on January 6, 1993 as a Delaware corporation and successor to Unilab Corporation, a Colorado corporation founded in 1988 (as successor to a corporation founded in 1986), which was reincorporated in 1990 as a Delaware corporation. Unilab's executive offices are located at 18448 Oxnard Street, Tarzana, California 91356, telephone number
(818) 996-7300. Unilab Common Stock is listed on The American Stock Exchange under the symbol "ULB."

                                 USE OF PROCEEDS

     The Company will receive the exercise price of the Option Shares when exercised by the holder thereof. Such proceeds will be used for working capital purposes. The Company will not receive any proceeds from the offering of the Restricted Shares by the Selling Stockholders.

                               PLAN OF DISTRIBUTION

     The shares of Unilab Common Stock covered by this Reoffer Prospectus are being registered by Unilab for account of the Selling Stockholders. Unilab has been informed by the Selling Stockholders that none of such shares will be offered through underwriters.

     The shares of Unilab Common Stock reoffered and resold hereby may be offered and sold from time to time by certain stockholders of Unilab through brokers on The American Stock Exchange or otherwise (without the payment of any underwriting commission or discount other than normal brokers' commissions for effecting such transactions), through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. To the Company's knowledge no specific brokers or dealers have been designated by the Selling Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be reoffered pursuant to this Reoffer Prospectus. The Selling Stockholders and any broker or dealer through whom offers or sales of shares of Unilab Common Stock covered by this Reoffer Prospectus are made may be regarded as "underwriters" within the meaning of the Act, although the Selling Stockholders disclaim such status. Compensation received by any such broker or dealer in respect of the offer or sale of such shares may be regarded as underwriters' compensation.

     All expenses of registration incurred in connection with this offering are being borne by Unilab, but all selling and other expenses incurred by an individual Selling Stockholder will be borne by such Selling Stockholder.

                              SELLING STOCKHOLDERS

     This Reoffer Prospectus relates to (i) shares of Unilab Common Stock which have been acquired by certain employees, consultants and directors of the Company pursuant to the grant to such persons of Unilab Common Stock under Restricted Stock Agreements and/or employment agreements, (ii) shares of Unilab Common Stock which may be acquired by an employee of the Company who could be deemed to be an "affiliate" of Unilab, pursuant to the exercise of options granted to such employee under a Nonqualified Stock Option Agreement and (iii) shares of Unilab Common Stock which have been acquired by a certain director of the Company pursuant to the 1997 Unilab Director Stock Purchase Plan.

     The following table sets forth certain information known to Unilab regarding the beneficial ownership of Unilab Common Stock as of August 1, 1997 with respect to each of the Selling Stockholders. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named below on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                                  Number of shares of
                         Position or Material     Common Stock                              Number of Shares of
Selling                  Relationship with        Beneficially Owned     Number of Shares   Common Stock Beneficially
Stockholder              the Company During            Prior to          of Common Stock    Owned After Completion
                         Past Three Years         Reoffering (1)          Reoffered         of the Reoffering(1)

                                                                                                      Percentage of
                                                                                            Number    Total Shares
                                                                                                      Outstanding
David C. Weavil           Chairman, Chief          1,371,428               1,371,428             0          *
                          Executive Officer and
                          President

Kirby L. Cramer           Director                 1,011,611                 500,000       511,611        1.3%


Todd Brett                Associate Vice               4,833                   1,500         3,333          *
                          President, Business
                          Development

Lauren Bryan              Former Divisional Vice      18,500                   1,500        17,000          *
                          President

David Filer               Vice President of           16,666                  10,000         6,666          *
                          Billing

Andrew Fischinger         Regional Medical            10,000                  10,000             0          *
                          Director

Jeff Lanzolatta           Division President         175,000                  50,000       125,000          *

Beverly Marquez           Regional General             4,833                   1,500         3,333          *
                          Manager

Richard A. Michaelson     Senior Vice President,     535,340                  25,000       510,340        1.3
                          Chief Financial
                          Officer and Treasurer

Andrew H. Baker           Consultant; Former       2,716,288               1,033,333     1,682,955        4.2
                          Chairman, Chief
                          Executive Officer and
                          President

------------------------
*  Less than 1%.

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act, and based on 40,263,977 shares of Unilab Common Stock outstanding as of August 1, 1997. Since the shares being reoffered hereby have been registered pursuant to Rule 415 under the Securities Act and not pursuant to an underwritten public offering, the number of registered shares to be sold pursuant hereto and the dates of such sale are not presently determinable.

     On August 4, 1997 the closing sales price per share of the Unilab Common Stock, as reported on the American Stock Exchange was $1.375.

                       DOCUMENTS INCORPORATED BY REFERENCE


     The  following   documents   previously  filed  with  the  Commission  (the
"Commission") by the Company pursuant to the Securities Act or the Exchange Act are incorporated by reference herein and made a part hereof:

     1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997.

     3.   The Registrant's Current Report on Form 8-K, dated January 20, 1997

     4. The description of the Company's Common Stock, par value $.01 per share (the "Unilab Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 19, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

     A copy of any documents incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Mark L. Bibi, Vice President, Secretary and General Counsel, Unilab Corporation, 401 Hackensack Avenue, 9th Floor, Hackensack, New Jersey 07601, telephone number (201) 525-1000.

                         ACCOUNTING AND AUDITING EXPERTS

     The audited Financial Statements and schedules of the Company, incorporated by reference in this Reoffer Prospectus and elsewhere in this Registration
Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Mark L. Bibi, Vice President, Secretary and General Counsel to the Company.

                                 INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action of suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     The Amended and Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") of the Company provides for indemnification, to the fullest extent permitted by the provisions of the DGCL, of all persons whom it may indemnify pursuant thereto. The Certificate of Incorporation also provides that the indemnification provided by such section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the Amended and Restated By-laws of the Company, by agreement, vote of the stockholders or disinterested directors of the Company or otherwise.

     In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation limits the personal liability of the directors of the Company to the fullest extent permitted by such Section 102(b)(7).

     The Company also maintains standard forms of officers' and directors' liability insurance policies.



Unilab Corporation has filed with the Securities            3,004,261 Shares
and Exchange Commission, Washington, D.C., a
Registration Statement under the Securities Act of
1933, as amended, with respect to this offering.           UNILAB CORPORATION
This Reoffer Prospectus omits certain  information
contained in the Registration  Statement. The
information omitted may be obtained from the Securities
and  Exchange Commission upon payment of the regular        Common Stock,
charge therefor.                                        Par Value $.01 Per Share



                   TABLE OF CONTENTS

                                                 Page

Available Information.............................A-2         PROSPECTUS
The Company.......................................A-2
Use of Proceeds...................................A-2
Plan of Distribution..............................A-3
Selling Stockholders..............................A-3
Documents Incorporated by Reference...............A-5
Accounting and Auditing Experts...................A-5
Legal Matters.....................................A-5
Indemnification...................................A-6










                                                           August 8, 1997

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Los Angeles and State of California on this 8th day of August, 1997.


                                     UNILAB CORPORATION



                                     By: /s/   David C. Weavil
                                     Name:    David C. Weavil
                                     Title:   Chairman of the Board, President
                                     and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Mark L. Bibi as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any them, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.


Signature                     Title                              Date

      /s/
------------------------
David C. Weavil               Chairman of the Board,             August 8, 1997
                              President and Chief Executive
                              Officer (principal executive
                              officer)

      /s/
------------------------
Richard A. Michaelson         Senior Vice President-Finance,
                              Treasurer and Chief Financial
                              Officer (principal financial
                              and accounting)                    August 8, 1997

      /s/
------------------------
Kirby L. Cramer               Director                           August 8, 1997

      /s/
------------------------
Michael B. Hoffman            Director                           August 8, 1997

      /s/
------------------------
Haywood D. Cochrane           Director                           August 8, 1997

      /s/
------------------------
Gabriel B. Thomas             Director                           August 8, 1997



                                 EXHIBITS INDEX


Exhibit No.     Document

  4.01        Form of Unilab Corporation 1997 Directors Stock Purchase Plan.

  4.02 Form of Restricted Stock Agreement by and between the Registrant and Messrs. and Mesdames Brett, Bryan, Filer, Fischinger, Lanzolatta and Marquez.

  4.03 Form of Stock Option Agreement by and between the Registrant and Richard A. Michaelson.

  4.04 Restricted Stock Agreement, dated January 20, 1997, by and between the Registrant and Andrew H. Baker (Incorporated by reference to Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 1996, dated March 21, 1997).

  4.05 Amendment No. 1 to Restricted Stock Agreement, dated January 20, 1997, by and between the Registrant and Andrew H. Baker.

  4.06 Employment Agreement, dated January 20, 1997, by and between the Registrant and David C. Weavil (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on form 10-K for the year ended December 31, 1996, dated March 21, 1997).

  5.01 Opinion of Mark L. Bibi, Vice President, Secretary and General Counsel for the Registrant, regarding the legality of Common Stock being registered.

 23.01        Consent of Arthur Andersen LLP.

 23.02        Consent of Mark L. Bibi, Esq. (included in Exhibit 5.01 hereto).

 24.01 Powers of Attorney (included on the signature pages of this Registration Statement).